Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$576,844
Unrealized Gain (Loss) on Market Value of Futures	(354,009)
Dividend Income	63
Interest Income	518
Total Income (Loss)	$223,416

Expenses
General Partner Management Fees	$1,636
Professional Fees	7,036
Brokerage Commissions	417
Non-interested Directors' Fees and Expenses	17
Prepaid Insurance Expense	15
NYMEX License Fee	41
SEC & FINRA Registration Expense	620
Total Expenses	9,782
Expense Waiver	(7,751)
Net Expenses	$2,031
Net Income (Loss)	$221,385

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/16	$2,949,938
Net Income (Loss)	221,385

Net Asset Value End of Month	$3,171,323
Net Asset Value Per Share (250,000 Shares)	$12.69

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612